Exhibit 99.1

Biostar Pharmaceuticals to Effect Reverse Stock Split

XIANYANG, China, February 5, 2016 -- Biostar Pharmaceuticals, Inc. (NASDAQ: BSPM) (“Biostar” or “the Company”), a PRC-based developer, manufacturer and marketer of pharmaceutical and health supplement products in China, today announced that its Board of Directors unanimously approved a reverse split of its common stock at a ratio of 1-for-7, with anticipated trading on the post-split basis on NASDAQ commencing at the open of the stock market on February 5, 2016.

Accordingly, as of the effective date of the reverse split, each seven shares of issued and outstanding common stock and equivalents will be converted into one share of common stock. In addition, the common stock will trade under a new CUSIP number. The reverse stock split will become effective upon the filing of the Company’s Articles of Amendment to its Articles of Incorporation with the State of Maryland.  The foregoing action has been duly approved by unanimous written consent of Biostar’s Board of Directors pursuant to the Maryland General Corporation Law, without stockholder approval requirement.

As a result of the reverse stock split, the number of outstanding common shares will be reduced to approximately 2.21 million.  Fractional stockholdings will be rounded up to the nearest whole number.  The reverse stock split will affect all stockholders uniformly and will not affect any stockholder’s ownership percentage of the shares of the Company’s common stock.  Biostar stockholders should contact their broker or Biostar’s transfer agent, Interwest Stock Transfer Company at (801) 272-9294, for instruction relating to the reverse stock split procedures.

The purpose of the reverse stock split is to raise the per share trading price of the Company’s common stock to regain compliance with the minimum $1.00 continued listing requirement for the listing of its common stock on The NASDAQ Global Market.  As previously announced, in order to maintain the Company’s listing on Nasdaq, on or before February 22, 2016, the Company’s common stock must have a closing bid price of $1.00 or more for a minimum of 10 prior consecutive trading days.

There can be no assurance that following the reverse split, the Company’s common stock will remain above the $1.00 per share minimum for the requisite period or, even if it does so, that the reverse stock split will have the desired effect of raising the closing bid price of the Company’s common stock prior to the compliance deadline of February 22, 2016 to regain listing compliance.

About Biostar Pharmaceuticals, Inc.

Biostar Pharmaceuticals, Inc., through its wholly owned subsidiary and controlled affiliate in China, develops, manufactures and markets pharmaceutical and health supplement products for a variety of diseases and conditions. For more information please visit: http://www.biostarpharmaceuticals.com.

Safe Harbor relating to the Forward-Looking Statements

Certain statements in this release concerning our future growth prospects are forward-looking statements, within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, which involve a number of risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. The company uses words and phrases such as "guidance," "forecasted," "projects," "is expected," "remain confident," "will" and similar expressions to identify forward-looking statements in this press release, including forward-looking statements. Undue reliance should not be placed on forward-looking information. Forward-looking information is based on current expectations, estimates and projections that involve a number of risks, which could cause actual results to vary and in some instances to differ materially from those anticipated by Biostar and described in the forward-looking information contained in this news release. The risks and uncertainties relating to these statements include, but are not limited to, risks and uncertainties regarding our ability to achieve the desired effect of increase the stock price above the $1.00 per share minimum for the requisite period so as to regain compliance with the NASDAQ continued listing requirement with respect to the trading price of its common stock, to achieve its growth strategy, incorporate and successfully develop additional drugs into the Company’s existing product portfolio, its ability to capitalize on the market opportunities presented by such acquisition, regulatory and other related approvals relating to the acquisition, the Company’s ability to integrate this acquisition into its current operations, its ability to complete the audit and other closing conditions relating to the acquisition,  success of our investments, risks and uncertainties regarding fluctuations in earnings, our ability to sustain our previous levels of profitability including on account of our ability to manage growth, intense competition, wage increases in China, our ability to attract and retain highly skilled professionals, time and cost overruns on fixed-price, fixed-time frame contracts, client concentration, our ability to successfully complete and integrate potential acquisitions, withdrawal of governmental fiscal incentives, political instability and regional conflicts and legal restrictions on raising capital or acquiring companies outside China. Additional risks that could affect our future operating results are more fully described in our United States Securities and Exchange Commission filings including our most recent Annual Report on Form 10-K for the year ended December 31, 2014, and other subsequent public filings. These filings are available at www.sec.gov. We may, from time to time, make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. We do not undertake to update any forward-looking statements that may be made from time to time by or on our behalf.